EXHIBIT 4.4

SUBSCRIPTION AGREEMENT

IMMUNOCELLULAR THERAPEUTICS, LTD.

U.S.$300,000

To:	ImmunoCellular Therapeutics, Ltd. (the “Issuer”), 1999 Avenue of the Stars, 11th Floor, Los Angeles, California 90067

The undersigned (the “Subscriber”) hereby acknowledges that the Issuer is proceeding with a private placement of 200,000 units (the “Units”) at a price of U.S.$1.50 per Unit, with each Unit consisting of (1) one share of the Issuer’s common stock, (2) one warrant to purchase one share of the Issuer’s common stock at an exercise price of $2.50 per share, and (3) an additional warrant to purchase 2/3 of one share of the Issuer’s common stock at an exercise price of $2.50 per share. In connection with such purchase, the Subscriber tenders to the Issuer this subscription offer which, upon acceptance by the Issuer, will constitute an agreement of the Subscriber to subscribe for, purchase, and pay for and, on the part of the Issuer, to issue and sell to the Subscriber, the Units on the terms and subject to the conditions set out in this Agreement.

Number of Units:	200,000, consisting of an aggregate of 200,000 shares of the Issuer’s common stock and warrants to purchase 333,334 shares of the Issuer’s common stock at an exercise price of U.S.$2.50 per share

Total Purchase Price at U.S.$1.50 per Unit:	U.S.$300,000

PLEASE DELIVER A WIRE TRANSFER IN THE AMOUNT OF U.S.$300,000 TO THE ISSUER. WIRE TRANSFER INSTRUCTIONS ARE SET FORTH IN APPENDIX I.

Dated this 19th day of April, 2007

RAB Special Situations (Master) Fund Limited by FraserMcGee and Jake Leavesley .

Authorised signatories for RAB Capital plc for and on behalf of RAB Special Situations (Master) Fund Limited.

RAB Special Situations (Master) Fund Ltd.
(Name of Subscriber – please print)	(Subscriber’s Address)

Authorized Signatories for RAB Capital PLC
By: for and on behalf of RAB Special Situation Master Fund Ltd.
(Official Capacity or Title – please print)	(Telephone Number)

/s/ Fraser McGee /s/ Jake Leavsley (Authorized Signature)	(Facsimile Number)

Fraser McGee Jake Leavsley
(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above)	(Email Address)

Delivery Instructions

Subscriber Information RAB Special Situations (Master) Fund Limited c/o RAB Capital Plc 1 Adam Street London WC2N 6LE United Kingdom Phone: 44 20 7389 7000 Fax: 442073897057 email: lega1@rabcap.com

Registration Information

Registration of the certificates representing the Securities should be made exactly as follows (if space is insufficient, attach a list):

Credit Suisse Client Nominees (UK) Limited

One Cabot Square

London, United Kingdom

E14 4QJ

Delivery of Certificates The certificates representing the Securities are to be delivered as follows (if different from the address(es) set forth above):

Street Address: City, State, Postal/Zip Code: Contact Name/Phone No.:	Martin Feast Prime Brokerage Settlements CSFB (Europe) Ltd. One Cabot Square London E14 4QJ United Kingdom Phone: 44 207888 1187 Fax: 44 20 74588245
Notation:	RAB Special Situations (Master) Fund Limited)

This subscription is accepted by ImmunoCellular Therapeutics, Ltd. this 19th day of April, 2007.

IMMUNOCELLULAR THERAPEUTICS, LTD. Per:

/s/ David Wohlberg
Authorized Signatory

1.	INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires:

(a) “1933 Act” means the United States Securities Act of 1933, as amended;

(b) “Agreement” means this Subscription Agreement as the same may be amended, supplemented, or restated from time to time, including the appendices hereto;

(c) “Closing” means the day that the Units are issued to the Subscriber upon payment by the Subscriber to the Issuer of U.S.$300,000;

(d) “Issuer” means ImmunoCellular Therapeutics, Ltd., a Delaware corporation;

(e) “Parties” or “Party” means the Subscriber, the Issuer, or both, as the context requires;

(f) “Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(g) “Private Placement” means the offering of the Units;

(h) “SEC” means the United States Securities and Exchange Commission;

(i) “Shares” means (A) the 200,000 shares of the Issuer’s common stock that are issuable to the Subscriber at the Closing pursuant to this Agreement in connection with the Subscriber’s purchase of the Units and (B) the 333,334 shares of the Issuer’s common stock that are issuable to the Subscriber, at an exercise price of U.S.$2.50 per share, upon exercise by the Subscriber of the Warrants that will be issued to the Subscriber at the Closing upon its purchase of the Units;

(j) “Units” mean the 200,000 units to be issued at the Closing by the Issuer which the Subscriber has agreed to purchase under this Agreement; and

(k) “Warrant” or “Warrants” means, depending upon the context, (i) the Warrant to purchase 200,000 shares of the Issuer’s common stock at an exercise price of U.S.$2.50 per share that will be issued to the Subscriber upon its purchase of the Units, a form of such Warrant being attached to this Agreement as Appendix IV, and/or (ii) the Warrant to purchase 133,334 shares of the Issuer’s common stock at an exercise price of U.S.$2.50 per share that will be issued to the Subscriber upon its purchase of the Units, a form of such Warrant being attached to this Agreement as Appendix V.

1.2 Time is of the essence of this Agreement.

1.3 This Agreement is to be read with all changes in gender or number as required by the context.

1.4 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5 All dollar amounts referred to in this Agreement are in lawful currency of the United States.

1.6 This Agreement is governed by, subject to, and interpreted in accordance with the internal laws of the State of California without giving effect to conflict-of-law principles, and the federal and state courts located in Los Angeles, California have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

2.	REPRESENTATIONS, WARRANTIES, COVENANTS, AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

2.1 The Subscriber acknowledges, represents, warrants, and covenants to and with the Issuer that, as at the date given above and at the Closing:

(a) no registration statement or prospectus has been filed by the Issuer with the SEC in connection with the issuance of the Units, Shares, or Warrants;

(b) the Subscriber has a head office in the jurisdiction set out on the cover page of this Agreement;

(c) the Subscriber is purchasing the Units, Shares, and Warrants as principal for its own account and not for the benefit of any other person, and is purchasing the Units, Shares, and Warrants for investment only and not with a view to the resale or distribution of all or any of the Units, Shares or Warrants;

(d) the Subscriber was not formed for the purpose of purchasing the Units, Shares, or Warrants;

(e) the Subscriber is a corporation or partnership with total assets in excess of $5,000,000;

(f) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Units, Shares, or Warrants;

(g) there is no government or other insurance covering the Units, Shares, or Warrants;

(h) there are risks associated with the purchase of the Units, Shares, and Warrants;

(i) there are restrictions on the Subscriber’s ability to resell the Units, Shares, and Warrants, and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them;

(j) the Subscriber:

(i) is knowledgeable of, or has been independently advised as to the applicable securities laws of, the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Units, Shares, and Warrants, if any; and

(ii) the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units, Shares, or Warrants;

(k) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Units, Shares, or Warrants;

(ii) that any person will refund the purchase price of any of the Units, Shares, or Warrants; or

(iii) as to the future price or value of any of the Units, Shares, or Warrants;

(l) the Subscriber is not a “control person” of the Issuer and will not become a control person by virtue of the purchase of the Units, Shares, or Warrants, and does not intend to act in concert with any other person to form a control group of the Issuer;

(m) the Units, Shares, and Warrants have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

(n) the offer of the Units, Shares, and Warrants was not made to the Subscriber when the Subscriber was in the United States and, at the time the Subscriber’s buy order was made, the Subscriber was outside the United States;

(o) the Subscriber was outside the United States at the time this Agreement was executed and delivered;

(p) the Subscriber is not and will not be purchasing the Units, Shares, or Warrants for the account or benefit of any person in the United States;

(q) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(r) the Subscriber has no intention to distribute either directly or indirectly any of the Units, Shares, or Warrants in the United States, except in compliance with the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements;

(s) the Subscriber has received and fully read a copy of and, in connection therewith, has had access to all materials, books, records, documents, and information relating to the Issuer and the Units, Shares, and Warrants as the Subscriber has requested and the Subscriber acknowledges that the Subscriber has been offered an opportunity to ask questions and receive answers concerning the Issuer and the Units, Shares, and Warrants and that any request for such information has been complied with to the Subscriber’s satisfaction;

(t) the Subscriber has adequate means of providing for its current monetary needs and possible contingencies, has no need for liquidity with respect to the Units, Shares, or Warrants and represents that the purchase price of $300,000 is less than 10% of its net worth;

(u) the Subscriber’s decision to tender this offer and purchase the Units, Shares, and Warrants has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Issuer or any other person;

(v) the offer made by this subscription is irrevocable, subject to the terms and conditions set forth in this Agreement, and requires only acceptance by the Issuer;

(w) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto, and all necessary approvals by its directors, shareholders, and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(x) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms or provisions of any law applicable to, or the governing documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound;

(y) this Agreement has been fully executed and delivered by the Subscriber and constitutes a legal, valid, and binding obligation of the Subscriber enforceable against the Subscriber;

(z) the Subscriber has been independently advised as to the applicable holding periods imposed in respect of the Units, Shares, and Warrants by applicable securities legislation and regulatory policies and confirms that no representations by the Issuer have been made respecting such holding periods, and is aware of the risks and other characteristics of the Units, Shares, and Warrants and of the fact that the Subscriber may not be able to resell the Units, Shares, or Warrants except in accordance with the applicable securities legislation and regulatory policies and that the Units, Shares, and Warrants may be subject to resale restrictions and may bear a legend to this effect;

(aa) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file, and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Units, Shares, or Warrants as may be required;

(bb) the Subscriber is not purchasing any Units, Shares, or Warrants as a result of any form of general solicitation or general advertising, including advertisements, articles, notices, or other communications published in any newspaper, magazine, or similar media or broadcast over radio, television, or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(cc) the Subscriber has been advised to consult its own legal advisors with respect to applicable resale restrictions and the Subscriber is solely responsible for compliance with applicable resale restrictions;

(dd) the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(ee) the Subscriber’s investment in the Units, Shares, and Warrants is speculative and involves a high degree of risk, substantial financing for the Issuer will be required in the future (a portion of which may be obtained soon after the Subscriber’s purchase of the Units), and there is no assurance that any such additional financing can be obtained, and the Subscriber hereby represents that the Subscriber is able to bear such risks;

(ff) the Subscriber is able to bear the economic risks of an investment in the Units, Shares, and Warrants, including, without limiting the generality of the foregoing, the risk of losing part or all of the Subscriber’s investment;

(gg) the Subscriber agrees that the Issuer may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and each beneficial purchaser for whom the Subscriber may be acting;

(hh) the Subscriber has been advised to consult its own independent legal advisor with respect to the applicable tax consequences of this Agreement and the resale restrictions applying to the Units, Warrants, and Shares, and the Subscriber is solely responsible for complying with such restrictions;

(ii) the Subscriber has had an adequate opportunity to review and discuss with its counsel (i) all reports that the Issuer has filed with the SEC since January 1, 2006, and (ii) the Registration Statement on Form SB-2 that the Issuer filed with the SEC on or about February 9, 2007; and.

(jj) the Subscriber agrees that the above representations, warranties, covenants, and acknowledgements in this Section 2.1 will be true and correct both as of the execution of this Agreement and as of the day of the Closing.

2.2 The foregoing representations, warranties, covenants, and acknowledgements are made by the Subscriber with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of the Units, Shares, and Warrants, and the Subscriber hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses, and damages or liabilities which it may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the issuer immediately of any change in any representation, warranty, or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

3.	REPRESENTATIONS, WARRANTLES, COVENANTS, AND ACKNOWLEDGEMENTS OF THE ISSUER

3.1 The Issuer hereby represents and warrants to, and covenants with, the Subscriber as follows and acknowledges that the Subscriber is relying on such representations and warranties in connection with the transactions contemplated herein:

(a) the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction in which they are incorporated;

(b) the Issuer and its subsidiaries, if any, are duly registered and licensed to carry on business in the jurisdictions in which they carry on business or own property where required under the laws of that jurisdiction;

(c) as of April 16, 2007, the authorized capital of the Issuer consists of 25,000,000 common shares, with a par value of $0.0001 per share, and 1,000,000 preferred shares with a par value of $0.0001 per share, of which 10,023,214 common shares are issued and outstanding as fully paid and non-assessable;

(d) the execution of this Agreement and the issue and sale of the Units, Shares, and Warrants by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Issuer’s incorporating documents or any agreement or instrument to which the Issuer is a party;

(e) this Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Issuer, duly executed and delivered by the Issuer, constitutes a legal, valid, and binding agreement of the Issuer enforceable against the Issuer, and the Issuer has full corporate power and authority to undertake the offering and the transactions contemplated hereunder;

(f) the Issuer and its subsidiaries, if any, are the beneficial owners of their properties, business, and assets or the interests in such properties, business, or assets; all agreements by which the Issuer and its subsidiaries, if any, hold an interest in a property, business, or assets are in good standing in all material respects according to their terms; and the properties are in good standing in all material respects under the applicable laws of the jurisdictions in which they are situated;

(g) the financial statements of the Issuer dated December 31, 2006 have been prepared in accordance with accounting principles generally accepted in the United States, accurately reflect the financial position of the Issuer as of the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date thereof, save in the ordinary course of the Issuer’s business;

(h) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws in all matters relating to the offering;

(i) neither the Issuer nor any of its subsidiaries, if any, is a party to any actions, suits, or proceedings which could materially affect its business or financial condition and, to the best of the Issuer’s knowledge, no such actions, suits, or proceedings are contemplated or have been threatened;

(j) there are no judgments against the Issuer or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries is subject;

(k) the Issuer and its subsidiaries, if any, have filed all United States, state, local, and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine, or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines, and penalties which are currently being contested in good faith;

(l) the Issuer has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable, and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer which are known by the Issuer’s management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business, or assets of the Issuer;

(m) the Issuer is not an “investment company” within the meaning of the United States Investment Company Act of 1940; and

(n) the Issuer has not, for a period of six months prior to the date hereof, sold, offered for sale, or solicited any offer to buy, any of its securities in a manner that would be integrated with the offer and sale of the Units and would cause the exemption from registration set forth in Rule 506 of Regulation D of the 1933 Act to become unavailable with respect to the offer and sale of the Units.

(o) To the knowledge of the Issuer, the Issuer (i) owns or has the exclusive right to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, (ii) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, other than to Cedars-Sinai Medical Center as disclosed in reports filed by the Issuer with the SEC (iii) owns or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to develop operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens, or claims of others, and (iv) is not using any confidential information or trade secrets of others.

(p) The Issuer is required to file reports with the SEC under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and at the Closing Date, the Issuer will have filed all documents that it is required to file under the provisions of the 1934 Act after January 1, 2006, and prior to the date hereof (the “SEC Reports”).

(q) As of their respective filing dates, each of the Issuer’s SEC Reports (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of the Closing Date, then also on the date of filing of such amendment or superseding filing) filed on or after January 1, 2006, (i) where required, were prepared in all material respects in accordance with the requirements of the 1934 Act and the rules and regulations promulgated under such Act applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Issuer with the SEC since that time.

(r) Each set of audited consolidated financial statements and unaudited interim financial statements of the lssuer (including any notes thereto) included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To the Issuer’s knowledge, no events or other factual matters exist which would require the Issuer to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the 1934 Act. As used herein, the words “knowledge of the Issuer” (or any substantially similar phrase) means the actual knowledge (without any implication regarding any level of investigation) of the executive officers of the Issuer.

(s) The SEC Reports describes each of the Issuer’s material subsidiaries, and each such subsidiary is a Issuer duly incorporated and in good standing under the laws of its incorporating jurisdiction, and has the requisite corporate power and authority to conduct its business as it is currently being conducted. Except as otherwise disclosed in the SEC Reports, all of the issued and outstanding shares of capital stock of each of the Issuer’s material subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(t) The Issuer and each of its subsidiaries has obtained all material certificates, authorizations, permits or licenses necessary to conduct the business now owned or operated by it and the Issuer has not received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary which, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income of the Issuer (on a consolidated basis).

(u) Except as disclosed herein, in the SEC Reports or as contemplated in the Offering, as of the date Closing Date, no person, firm or corporation has any agreement or option or right or privilege (whether preemptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities or warrants of the Issuer.

(v) Except as qualified in the SEC Reports, the Issuer or a subsidiary is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to as owned by it in the SEC Report, all agreements under which the Issuer or a subsidiary holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a material adverse effect on the Issuer (on a consolidated basis) or its properties, business or assets.

(w) Each SEC Report containing financial statements that has been filed with or submitted to the SEC since January 1,2006, was accompanied by the certifications required to be filed or submitted by the Issuer’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); at the time of filing or submission of each such certification, such certification was true and accurate in all material respects and complied in all material respects with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein except as noted therein and have not been modified or withdrawn; and neither the Issuer nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

(x) The Issuer and each of its subsidiaries has filed all federal, state, local and other tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations or condition (financial or otherwise) of the Issuer) on a consolidated basis and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

(y) The Issuer and each of its subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The Issuer is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Issuer and its subsidiaries, considered as a whole.

(aa) Except as disclosed in the Issuer’s registration statement on Form SB-2 filed on February 9, 2007, to the Issuer’s knowledge: (i) the operations carried on by the Issuer are in material compliance with all applicable federal, state and municipal environmental, health and safety statutes, regulations and permits; (ii) none of such operations is subject to any judicial or administrative proceeding alleging the violation of any federal, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined below) into the environment; (iii) except in material compliance with applicable environmental laws, none of the premises currently occupied by the Issuer has at any time been used by the Issuer or by any other occupier, as a waste storage or waste disposal site or to operate a waste management business; (iv) the Issuer has no material contingent liability in connection with any release of any Hazardous Material on or into the environment from any of the premises currently occupied by the Issuer or from the operations carried out thereon except to the extent such release is in material compliance with all applicable laws; (v) neither the Issuer nor any occupier of the premises currently occupied by the Issuer, generates, transports, treats, stores or disposes of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable federal, state or municipal legislation) on any of the premises currently occupied by the Issuer in material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health; and (vi) no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Issuer or its subsidiaries’ properties in material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health. For the purposes of this subparagraph, “Hazardous Material” means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health.

(bb) All securities issued by the Issuer since January 1, 2006, have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the 1933 Act and from the registration and qualification requirements of all applicable state securities laws.

(cc) There are no actions, suits, proceedings or inquiries pending or to the Issuer’s knowledge threatened against or affecting the Issuer or any of its subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affect, or may in any way materially adversely affect, the business, operations or condition (financial or otherwise) of the Issuer (on a consolidated basis) or its properties or assets or which affects or may affect the distribution of the Securities.

(dd) The Shares are currently quoted for trading on the OTC Bulletin Board operated by the National Association of Securities Dealers. No order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers, or promoters or against any other companies that have common directors, officers or promoters and, to the Issuer’s knowledge, no investigations or proceedings for such purposes are pending or threatened.

3.2 The Issuer shall indemnify, defend, and hold harmless the Subscriber against any and all liabilities, loss, cost, or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with an untrue, inaccurate, or breached statement, representation, warranty, or covenant of the Issuer contained in this Agreement. The Issuer undertakes to notify the Subscriber immediately of any change in any representation, warranty, or other material information relating to the Issuer set forth in this Agreement which takes place prior to the time of Closing and of any change that would cause the representations, warranties and covenants of the Issuer set forth in paragraph (m) of Section 3.1 above to be untrue for a period of one year from the Closing.

3.3 The Issuer agrees to file with the SEC a registration statement covering the resale of the Shares in accordance with the terms and conditions that are contained in Appendix III, which is incorporated by reference into this Agreement.

4.	CLOSING

4.1 The Closing of the transactions contemplated by this Agreement shall occur prior to April 19, 2007, in accordance with the following terms; provided that the Issuer reserves its right at any time to sell units, shares of its common stock and/or warrants to purchase shares of its common stock to other investors on such terms as it deems appropriate and to register with the SEC such shares sold to other investors (including the shares that are issuable upon the exercise of warrants).

(a) The Issuer shall deliver to the Subscriber an original, duly executed stock certificate evidencing the 200,000 Shares purchased by the Subscriber pursuant to this Agreement;

(b) The Issuer shall also deliver to the Subscriber (i) an original, duly executed Warrant in the form of Appendix IV evidencing the Subscriber’s right to purchase 200,000 Shares at an exercise price of U.S.$2.50 per share, and (ii) an original, duly executed Warrant in the form of Appendix V evidencing the Subscriber’s right to purchase an additional 133,334 Shares at an exercise price of U.S.$2.50 per share;

(c) The Issuer shall also deliver to the Subscriber an original, duly executed officer’s certificate in the form of Appendix VI; and

(d) Within two business days after its receipt of the documents described in the preceding three paragraphs, the Subscriber shall deliver to the Issuer a wire transfer of immediately available funds, in accordance with the wire transfer instructions set forth in Appendix I, in the amount of U.S.$300,000 as full payment for the Units.

4.2 The Issuer acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of the Issuer contained in this Agreement as of the date of this Agreement and as of the Closing.

5.	MISCELLANEOUS

5.1 The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the collection by the Issuer of the Subscriber’s (and any beneficial purchaser’s) personal information for the purpose of completing the Subscriber’s subscription. The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Issuer retaining the personal information for as long as permitted or required by applicable law or business practices. The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) further acknowledges and consents to the Issuer disclosing as required by applicable securities laws and stock exchange rules any personal information provided by the Subscriber respecting itself (and any beneficial purchaser). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers. The Subscriber consents to the filing of any documents that may be required to be filed with any stock exchange or securities regulatory authority in connection with the Private Placement.

5.2 This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

5.3 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the Units, Shares, and Warrants, and there are no other terms, conditions, representations, or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer or by anyone else.

5.4 The Parties may amend this Agreement only by a writing signed by both of them.

5.5 This Agreement inures to the benefit of and is binding upon the Parties and, as the case may be, their respective heirs, executors, administrators, and successors.

5.6 A Party will give all notices or other written communications to the other Party concerning this Agreement by hand or by registered mail addressed to such other Party’s respective address which is noted on the cover page of this Agreement.

5.7 This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and both of which together will constitute one and the same document and the Issuer will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Issuer of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer as if the Issuer had accepted the subscription originally executed by the Subscriber.

APPENDIX I

WIRE TRANSFER INSTRUCTIONS

If paying by wire transfer, wire funds as follows:

APPENDIX II

REGISTRATION AND DELIVERY INSTRUCTIONS

Please register the certificates representing the securities under the following name:

Credit Suisse Client Nominees (UK) Limited

One Cabot Square

London, E14 4QJ

Please deliver the certificates representing the securities to the following person:

c/c Martin Feast

Prime Brokerage Settlements

CSFB (Europe) Ltd.

One Cabot Square

London El4 4QJ

United Kingdom

Direct:	+44-20-7888-1187
Fax:	+44-20-7458-3926
Email:	martin.feast@cstb.com

Please deliver the original Officer’s Certificate and signed Subscription Agreement to the following person:

c/c Josh King

RAB Capital plc

I Adam Street

London WC2N 6LE

United Kingdom

Direct:	44 (0)20 7389 7113
Fax:	+44-20-7389-7057
Email:	jk@rabcap.com

With copies of the above to:

Dorsey & Whitney LLP

370 Seventeenth Street

Republic Plaza, Suite 4700

Denver, CO 80202

Attn:	Kenneth Sam

APPENDIX III

REGISTRATION RIGHTS

Certain Additional Definitions. Capitalized terms used in this Appendix and not otherwise defined herein shall have the meanings ascribed to them in the Agreement to which this Appendix III is attached. This Appendix III constitutes a binding agreement between the Issuer and the Subscriber (including the Subscriber’s successors and assigns).

1.	Registration.

1.1 Initial Registration. The Issuer shall prepare and file or cause to be prepared and filed with the SEC no later than sixty (60) days after the Closing Date (the “Filing Deadline Date”) a registration statement under the Securities Act of 1933, as amended (the “U.S. Securities Act”) on the appropriate form (the “Initial Registration Statement”) registering the resale from time to time by Holder of all of the Common Shares and Common Shares acquirable upon exercise of the Warrants, and any security issued with respect thereto upon any stock dividend split, merger or similar event, held or acquired by Holder and any Common Shares issued as liquidated damages under the Subscription Agreement or this Letter (collectively, the “Registrable Securities”). The Issuer shall use its best efforts to cause the Initial Registration Statement to be declared effective under the Securities Act no later than the date (the “Effectiveness Deadline Date”) that is one hundred twenty (120) days after the Closing Date. The Registration Statement may include securities of other security holders or may be combined with one or more previously filed Registration Statements.

(a) Piggy-Back Registrations.

(i) Each time that the Issuer proposes for any reason to register any of its Common Shares under the Securities Act in connection with the proposed offer and sale of its Common Shares for either for its own account or on behalf of any other security holders (a “Proposed Registration”) on a form which is suitable for an offering for cash of shares of the Issuer held by third parties and which is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Issuer shall promptly give written notice of such proposed registration to Holder and shall offer Holder the right to request inclusion of the Registrable Securities held by such holders in the Proposed Registration; provided that such Registrable Securities cannot be immediately sold pursuant to an effective Registration Statement, Rule 144, or Rule 144(k) promulgated under the Securities Act (or successor thereto).

(ii) Holder shall have 20 days from the receipt of such notice to deliver to the Issuer a written request specifying the number of Registrable Securities Holder intends to sell and such Holder’s intended method of disposition.

(iii) In the event that the Proposed Registration is, in whole or in part, an underwritten public offering, the Issuer shall so advise Holder as part of the written notice given pursuant to paragraph 2.I(b)(i) of this Letter, and any request under 2.I(b)(ii) must specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the Common Shares, if any, otherwise being sold through underwriters under such registration.

(iv) In the event that the offering is to be an underwritten offering, Holder agrees to enter into a customary underwriting agreement with the underwriter or underwriters selected for such underwriting by the Issuer should Holder elect to distribute Registrable Securities in such underwriting.

(v) Notwithstanding the foregoing if, in its good faith judgment, the managing underwriter determines and advises the Issuer in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any other Common Shares proposed to be included therein other than Registrable Securities (such other shares collectively the “Other Shares”), would interfere with the successful marketing of such securities, then the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (A) first, securities the Issuer proposes to sell for its own account, (B) second, Registrable Securities, pro rata among the Purchasers in the Offering, if applicable, on the basis of the number of shares for which each such Purchaser has requested registration, and (C) third, Other Shares, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.

(b) The Issuer shall keep the Initial Registration Statement and any other registration statement required to be filed hereunder (collectively, the “Registration Statements”) effective pursuant to Rule 415 under the Securities Act at all times until the earlier of(i) the second anniversary of the effective date or the date as of which Holder may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) assuming for this purpose, whether or not Holder is or becomes an affiliate of the Issuer, that Holder is not an affiliate of the Issuer and (ii) the date on which Holder shall have sold all the Registrable Securities covered by such Registration Statements (the “Registration Period”). The Registration Statements (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c) The Issuer shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Issuer covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement or until such time as the Issuer is no longer required to maintain for effectiveness of the Registration Statement.

(d) The Issuer shall furnish to Holder any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, five (5) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by Holder.

(e) Except as otherwise exempt or except in jurisdictions that apply merit review standards, the Issuer shall use commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as Holder reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Issuer shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 2.1(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Issuer shall promptly notify Holder of the receipt by the Issuer of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f) As promptly as practicable after becoming aware of such event, the Issuer shall notify Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver five (5) copies of such supplement or amendment to Holder (or such other number of copies as Holder may reasonably request). The Issuer shall also promptly notify Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Issuer’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g) The Issuer shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Holder (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) Holder agrees to provide the Issuer information customarily provided by selling shareholders as the Issuer may reasonably request. Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Paragraph 2.1(1) or Paragraph 2.1(g), Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph 2.1(c) or receipt of notice (the “Advice”) that no supplement or amendment is required and that the use of the applicable Prospectus may be resumed and, if so directed by the Issuer, Holder shall deliver to the Issuer (at the expense of the Issuer) or destroy (and deliver to the Issuer a certificate of destruction) all copies (other than a single file copy, which Holder may keep) in Holder’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(i) The Issuer shall make available for inspection by (i) Holder, (ii) legal counsel retained by Holder at the Holder’s expense, (iii) any underwriter participating in any disposition pursuant to a Registration Statement, (iv) one firm of accountants or other agents retained by Holder and (v) one firm of attorneys retained by such underwriters (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Issuer (collectively, the “Records”), as shall be reasonably deemed necessary by each inspector in connection with the Registration Statement, and cause the Issuer’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to Holder) or use of any Records or other information provided by the Issuer hereunder. Holder agrees, and shall cause each Inspector to agree, that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(j) The Issuer shall hold in confidence and not make any disclosure of information concerning Holder provided to the Issuer unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Issuer agrees that it shall, upon learning that disclosure of such information concerning Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to Holder and allow Holder, at Holder’s expense, to undertake appropriate action to prevent disclosure of~ or to obtain a protective order for, such information.

(k) The Issuer shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange or market on which securities of the same class or series issued by the Issuer are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or market, or (ii) secure the inclusion for quotation on the over-the-counter market on the electronic bulletin board for such Registrable Securities.

(l) The Issuer shall cooperate with Holder and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, Holder may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or Holder may request.

(m) Within three (3) business days after a Registration Statement is ordered effective by the SEC, the Issuer shall notify the transfer agent for the Registrable Securities covered thereby that such Registration Statement has been declared effective by the SEC, and shall instruct such transfer agent to remove the restrictive legend from certificates for Registrable Securities owned by Holder if, when and to the extent that the transfer agent receives from Holder written confirmation that such Registrable Securities were sold pursuant to the Registration Statement and that the prospectus delivery requirements have been met. Such instructions will remain at the transfer agent during the Registration Period. Notwithstanding the foregoing, such instructions may be withdrawn by the Issuer during any periods in which there is not a current Registration Statement.

(n) All reasonable expenses (other than underwriting discounts and commissions and expenses of Inspectors) incurred in connection with registrations, filings or qualifications, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Issuer shall be paid by the Issuer.

(o) Indemnification

(i) To the fullest extent permitted by law, the Issuer agrees to indemnify and hold harmless Holder and its directors, officers, partners, employees, agents and representatives, and each person, if any, who controls Holder within the meaning of the Securities Act or the 1934 Act, and any underwriter (as defined in the Securities Act) (each, an “Indemnified Holder Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an Indemnified Party is or may be a party thereto, to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement under which Holder’s Registrable Securities were registered or any post-effective amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) Holder shall indemnify and hold harmless the Issuer, its directors, officers, agents and employees, each Person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons (each, an “Indemnified Issuer Person” and an Indemnified Holder Person and/or an Indemnified Issuer Person, as the case may be, being referred to herein as an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against all Claims, as incurred, arising solely out of or based solely upon: (x) Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding Holder furnished in writing to the Issuer by Holder expressly for use therein, or to the extent that such information relates to Holder or Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the types specified in Paragraph 2.1(1) or Paragraph 2.1(g), the use by Holder of an outdated or defective prospectus after the Issuer has notified Holder in writing that the prospectus is outdated or defective and prior to the receipt by Holder of an Advice or an amended or supplemented prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented prospectus the misstatement or omission giving rise to such Claims would have been corrected. Notwithstanding any other provisions, in no event shall Holder be required to undertake liability to any person for any amount in excess of the dollar amount of the net proceeds to be received by Holder from the sale of such Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are sold.

(iii) The indemnifying party shall reimburse each such Indemnified Party, promptly as such expenses are reasonably incurred and are due and payable, for any reasonable legal fees or reasonable other expenses incurred by them in connection with investigating or defending any such Claim. This indemnity agreement will be in addition to any liability which the indemnifying party may otherwise have.

(iv) Promptly after receipt by an Indemnified Party under this Paragraph 2.1(o) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Paragraph 2.1(o), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party, as the case may be; provided, however, that an Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, the Indemnified Party and indemnifying party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the indemnifying party, in which case where the Issuer is the indemnifying party, the Issuer shall pay reasonable fees for only one separate legal counsel for all investors holding Registrable Securities, and such legal counsel shall be selected by the investors holding a majority of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or Issuers relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Paragraph 2, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(p) The rights under this Agreement shall be automatically assignable by Holder to any transferee of all or any portion of Registrable Securities if: (i) Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Issuer within a reasonable time after such assignment; (ii) the Issuer is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Issuer receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Issuer to be bound by all of the provisions contained herein; (v) the transferee purchases or acquires at least $50,000 of Registrable Securities; and (vi) such transfer shall have been made in accordance with the applicable requirements of, and subject to the restrictions set forth in, the Transaction Documents; provided that the Issuer shall only be required to effect one registration hereunder with respect to any particular Registrable Securities.

1.2 No Monetary Damages. So long as the Issuer has used its best efforts to comply with its registration related obligations that are described in this Appendix III, in no event will the Subscriber or any other Holder be entitled to receive any monetary damages or other damages from the Issuer (i) if the Shares are not registered with the SEC pursuant to an effective registration statement, (ii) if a current prospectus relating to the resale of the Shares is not on file with the SEC, or (iii) if the effectiveness of such registration statement is not maintained for the two-year period described in this Appendix III. The Subscriber and any Holder shall be entitled to all other remedies available at law or equity.

APPENDIX IV

WARRANT FOR 200,000 SHARES

APPENDIX V

WARRANT FOR 133,334 SHARES

APPENDIX VI

IMMUNOCELLULAR THERAPEUTICS, LTD.

(the “Issuer”)

OFFICER’S CERTIFICATE

TO:	RAB Special Situations (Master) Fund Limited (the “Subscriber”)

This is the Officer’s Certificate (the “Certificate”) required to be delivered to the Subscriber at Closing in connection with the subscription of units, common shares, and warrants of the Issuer by the Subscriber pursuant to the terms and conditions of the Subscription Agreement dated for reference April __, 2007 between the issuer and the Subscriber (the “Agreement”).

Terms that are capitalized in this Certificate and that are not otherwise defined in this Certificate have the same meaning ascribed to them in the Agreement.

I, C. Kirk Peacock, Chief Financial Officer of the Issuer, hereby certify, not in my personal capacity but as an officer of the Issuer, for and on behalf of the Issuer as follows:

1.	As Chief Financial Officer of the Issuer, I am fully familiar with the assets, liabilities, business and affairs of the Issuer and have conducted such inquiries and verified such facts, as I have considered necessary for the purposes of executing this Certificate.

2.	The Issuer has in all material respects performed or complied with all covenants, agreements and conditions contained in the Agreement.

3.	The representations and warranties of the Issuer contained in the Agreement are true and correct as of the date of this Certificate.

4.	The Issuer has 10,023,214 common shares issued and outstanding as of the date of this Certificate, including the common shares issued to the Subscriber pursuant to the Agreement.

DATED: April 19, 2007	/s/ C. Kirk Peacock
Name: C. Kirk Peacock Title: Chief Financial Officer